EXHIBIT 99.1
Priority Technology Holdings, Inc. Announces Strategic Asset Acquisition
ALPHARETTA, GA – October 2, 2025 -- Priority Technology Holdings, Inc., (NASDAQ: PRTH) the payments and banking solution that streamlines collecting, storing, lending and sending money to unlock revenue opportunities, today announced the successful closing of the acquisition of certain assets of DMSJV, LLC (“Dealer Merchant Services” or ”DMS”). A portion of the acquisition consideration was financed with a $35 million increase to the Company’s $1.0 billion broadly syndicated term loan.
Priority acquired substantially all of the assets, including the revenue agreements and customer relationships of DMS, a leading vertically focused reseller in the auto and truck dealership sector, in the transaction. The Dealer Merchant Services leadership team of Amberly Allen and Laura Sherman will join Priority.
“We are excited to add the team at Dealer Merchant Services and its vertically focused integrated software and distribution in the automotive dealership arena to Priority,” said Tom Priore, Chairman and CEO of Priority.  “We believe that emerging trends for auto ownership among consumers and the evolving needs of dealerships as the community consolidates, position the combination of our payments and banking technology to deliver exceptional value to the dealership community that DMS serves and tremendous growth to our investors.”
“We are thrilled to expand our compliant surcharge program with Priority’s payables and treasury management solutions to help our dealers increase profitability,” said Amberly Allen, DMS Founder and Managing Partner. “Our dealers expect white-glove service and a partner focused on their growth and our combination with Priority will help to deliver on those promises.”
“We expect the acquisition of DMS to provide approximately $3 million of incremental revenue and just over $1 million of incremental adjusted EBITDA in Q4 2025,” said Tim O’Leary, Chief Financial Officer of Priority. “We also want to provide an update on the recently closed Boom Commerce acquisition. Based on further analysis, we have determined that from an accounting standpoint approximately $2.5 million of the originally expected 2025 revenue impact of $5 million will be recorded as a reduction in Priority’s cost of sales. There are no changes to expectations for an adjusted EBITDA impact of $6 million in 2025.”
Wellesley Hill Financial, LLC served as financial advisor and Zahara Alarakhia, PLLC served as legal advisor to Dealer Merchant Services. Maynard Nexsen PC served as legal advisor to Priority.
About Priority

EXHIBIT 99.1
Priority delivers payments and banking solutions that unlock revenue opportunities for businesses through its connected commerce platform for payables, merchant services, and banking & treasury solutions. The Priority Commerce Engine accelerates cash flow, and optimizes working capital to unlock growth, reduce costs and create new revenue opportunities. Learn more about Priority at prioritycommerce.com.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 6, 2025. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.